Exhibit 99.1
MBF Healthcare Acquisition Corp. Announces Separate Trading of Common Stock and Warrants
CORAL GABLES, Fla. — MBF Healthcare Acquisition Corp. (the “Company”) (AMEX: MBH.U) announced today that beginning July 2, 2007, the holders of the Company’s units may separately trade the shares of common stock and warrants included in the units. The units not separated will continue to trade on the American Stock Exchange under the symbol MBH.U. The common stock and warrants will trade on the American Stock Exchange under the symbols MBH and MBH.WS, respectively.
MBF Healthcare Acquisition Corp. is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry.
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to complete a business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.
Contact:
MBF Healthcare Acquisition Corp.
Investor Relations Contact:
Marcio C. Cabrera, Sr. Vice President, 305-476-5170
mcabrera@mbfhp.com